UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 16, 2018
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2018, Umpqua Holdings Corporation’s wholly owned subsidiary Umpqua Bank announced that Executive Vice President Tory Nixon, age 56, has been promoted to Senior Executive Vice President and Chief Banking Officer, overseeing Umpqua Bank’s retail, home lending, commercial and wealth management business lines. A copy of the press release is attached as Exhibit 99.1.

Mr. Nixon served as Executive Vice President and Head of Commercial & Wealth for Umpqua Bank from October 2016 to April 2018. From November 2015 to October 2016, Mr. Nixon served as Executive Vice President/Commercial Banking for Umpqua Bank. Before joining Umpqua Bank, Mr. Nixon served as a Division President of California Bank & Trust.

Mr. Nixon entered into an employment agreement effective November 23, 2015, and a first amendment to his employment agreement on December 31, 2017. A description of the first amendment is set forth in the Form 8-K filed January 5, 2018, and a copy of such first amendment is set forth as Exhibit 10.7 to the Form 10-K filed on February 23, 2018. Mr. Nixon’s employment agreement is set forth as Exhibit 10.8 to the Form 10-K filed February 23, 2017. Mr. Nixon’s employment agreement was not amended in connection with his promotion to Chief Banking Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

    99.1 Press release dated April 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 16, 2018	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President, General Counsel and Secretary